                           SUBSIDIARIES OF REGISTRANT

                                                                   State
                                                                     of
             Company                                            Incorporation
             -------                                            -------------

         PMC Investment Corporation                                 Florida
         Western Financial Capital Corporation                      Florida
         First Western SBLC, Inc.                                   Florida
         PMC Funding Corporation                                    Florida
         PMC Advisers, Inc.                                         Texas





                                  EXHIBIT  21